As filed with the Securities and Exchange Commission on April 16, 2008

Registration No. 333- 139679

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-1 ON

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMBIMATRIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3826	47-0899439
(State or jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code No.)	Identification No.)

6500 Harbor Heights Pkwy, Suite 303

Mukilteo, WA 98275

(425) 493-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amit Kumar, Ph.D.

President and Chief Executive Officer

6500 Harbor Heights Pkwy, Suite 303

Mukilteo, WA 98275

(425) 493-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark A. von Bergen

David C. Wang
Holland & Knight LLP

2300 US Bancorp Tower

111 SW Fifth Avenue

Portland, Oregon  97204

(503) 243-2300

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-3 amends the Registration Statement on Form S-1 of CombiMatrix Corporation (the “Company”), declared effective by the Securities and Exchange Commission on June 8, 2007. This Post-Effective Amendment does not register any additional securities, but is being filed for the purposes of converting the registration on Form S-1 into a registration on Form S-3 covering shares previously registered, but not yet sold. All filing fees payable in connection with the registration of the securities were previously paid in connection with the filing on Form S-1.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 16, 2008

PRELIMINARY PROSPECTUS

COMBIMATRIX CORPORATION

2,337,479 Shares of Common Stock

This prospectus covers the sale by us of up to 2,337,479 shares of our common stock to be issued upon the exercise of outstanding warrants.

The following warrants remain outstanding as of the date of this prospectus: warrants to purchase 28,341 shares of common stock for $27.50 per share, issued May 2003; warrants to purchase 159,648 shares of our common stock for $24.00 per share, issued September 2005; warrants to purchase 1,178,736 shares of our common stock for $8.70 per share, issued December 2006; and warrants to purchase 970,754 shares of our common stock for $5.50 per share, issued May 2007. If all of the warrants are exercised, we will receive proceeds of up to $20,205,080 before deducting expenses estimated at $17,500.

Our common stock is traded on the Nasdaq Global Market under the symbol “CBMX.”  On April 14, 2008, the last reported sale price of our common stock on the Nasdaq Global Market was $10.37 per share.

Our principal executive offices are located at 6500 Harbor Heights Parkway, Suite 303, Mukilteo, WA 98275.

These are speculative securities. Investing in these securities involves significant risks. In our annual report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus, we identify and discuss several risk factors that you should consider before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______, 2008

PROSPECTUS SUMMARY

This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including the risk factors incorporated by reference into this prospectus. References to “we,” “us,” “our,” “CombiMatrix” or the “Company” mean CombiMatrix Corporation.

CombiMatrix Corporation

CombiMatrix Corporation is a biotechnology company that develops proprietary technologies, products and services in the areas of drug development, genetic analysis, molecular diagnostics, nanotechnology research, defense and homeland security markets. Among the technologies being developed by CombiMatrix is a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. This technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology. Other technologies include proprietary molecular synthesis and screening methods for the discovery of potential new drugs. CombiMatrix Molecular Diagnostics, Inc., a wholly owned subsidiary located in Irvine, California, is exploring opportunities for deployment of arrays in the field of molecular diagnostics.

Our principal business office is located at 6500 Harbor Heights Parkway, Suite 303, Mukilteo, WA 98275, and our telephone number is (425) 493-2000.  Our website address is www.combimatrix.com.  Information contained in our website or any other website does not constitute part of this prospectus.

Offering Summary

We are registering 2,337,479 shares to be issued upon exercise of outstanding warrants to purchase our common stock. The following warrants remain outstanding as of the date of this prospectus: warrants to purchase 28,341 shares of common stock for $27.50 per share, issued May 2003; warrants to purchase 159,648 shares of our common stock for $24.00 per share, issued September 2005; warrants to purchase 1,178,736 shares of our common stock for $8.70 per share, issued December 2006; and warrants to purchase 970,754 shares of our common stock for $5.50 per share, issued May 2007.

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference into this prospectus. You should carefully consider the risk factors before purchasing our securities. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering.

FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. In some cases, you can identify forward-looking statements by words or phrases such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “our future success depends,” “seek to continue,” or the negative of these words or phrases, or comparable words or phrases. These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various facts, including the risks outlined in the “Risk Factors” section. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

USE OF PROCEEDS

We may receive gross proceeds of up to $20,205,080, before deducting expenses estimated at $17,500, from the exercise of warrants and sale of the securities appearing on the cover page of this prospectus. We will retain discretion over the use of the net proceeds we may receive from this offering, but we currently intend to use such proceeds, if any, for working capital purposes, research and development, general and administrative expenses, and sales and marketing activities.

PLAN OF DISTRIBUTION

The securities on the cover page of this prospectus will be offered solely by us, and no underwriters are participating in this offering. For the holders of warrants to exercise the warrants, there must be a current registration statement covering the common stock underlying the warrants on file with the U.S. Securities and Exchange Commission (“SEC”). The issuance of the common stock also must be registered with various state securities commissions or exempt from registration under the securities laws of the states where the warrant holders reside. We intend to maintain a current registration while the warrants are exercisable. The last set of warrants expire on May 3, 2012.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 180,000,000 shares of common stock, $0.001 par value, and 30,000,000 shares of preferred stock, $0.001 par value.  As of March 31, 2008, we had 6,018,601 shares of common stock and no shares of preferred stock outstanding.

The following is a summary of the rights of our common stock, preferred stock and other selected securities. For more detailed information, please see our certificate of incorporation and bylaws, both as amended (our “Certificate of Incorporation” and “Bylaws,” respectively).

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that our Board of Directors (the “Board”), in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

Preferred Stock

Our Board is authorized by our Certificate of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. At present we have no plans to issue any shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Warrants

As of the date of this prospectus, the following warrants remain outstanding:

•                  warrants to purchase 28,341 shares of common stock for $27.50 per share, issued May 2003, and that expire on May 19, 2008;

•                  warrants to purchase 159,648 shares of our common stock for $24.00 per share, issued September 2005, and that expire on September 21, 2010;

•                  warrants to purchase 1,178,736 shares of our common stock for $8.70 per share, issued December 2006, and that expire on December 13, 2011; and

•                  warrants to purchase 970,754 shares of our common stock for $5.50 per share, issued May 2007, and that expire on May 3, 2012.

The number of shares of common stock issuable upon exercise of the warrants may be adjusted in the event of stock dividends, recapitalizations, stock splits, reorganizations or the like. Further, the warrants contain net exercise provisions that enable holders to exercise the warrants on a cashless basis.

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law or applicable stock exchange rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors.    Our Bylaws provide that our directors may only be removed by the affirmative vote of the shares entitled to vote at a meeting called for that purpose. Although our Bylaws do not give the Board the power to approve or disapprove stockholder nominations for the election of directors or of any other business stockholders desire to conduct at an annual or any other meeting, the Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

Special Meetings.    Our Bylaws provide that special meetings of stockholders can be called by the President, the Chairman or the Board at any time.

Undesignated Preferred Stock.    The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti-Takeover Statute.    We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•                  Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder.

•               Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•                On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock, which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

EXPERTS

The consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007 and incorporated into this prospectus by reference have been audited by Peterson Sullivan PLLC, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), and are incorporated in this prospectus by reference in reliance upon such report given upon the authority of them as experts in auditing and accounting.

The financial statements as of and for the two years ended December 31, 2006 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed on by Holland & Knight LLP, Portland, Oregon.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3. The SEC allows this filing to “incorporate by reference” information that the Company previously has filed with the SEC. This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•                  Our annual report on Form 10-K filed on March 19, 2008;

•                  Our current reports on Forms 8-K filed on February 13, 2008 and March 6, 2008;

•                  All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to above; and

•                  The description of our common stock contained in Forms 8-A filed on June 6, 2007 and any amendments or reports filed for  the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: CombiMatrix Corporation, Attention: Corporate Secretary, 6500 Harbour Heights Parkway, Suite 303, Mukilteo, WA 98275, telephone (425) 493-2000.  We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act.  This prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the SEC.  Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act.  In accordance with the Exchange Act, we file reports, proxy statements, and other information with the SEC.  You can inspect and copy these reports, proxy statements, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available on the SEC’s web site.  The address of this site is http://www.sec.gov.

INDEMNIFICATION

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.  Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•                  Any breach of their duty of loyalty to our company or our stockholders.

•                  Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

•                  Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

•                  Any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we are required to indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws also provide that we shall advance expenses incurred by a director or officer before the final disposition of any action or proceeding upon receipt of an undertaking from or on behalf of that director or officer to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. These agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
OF SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling the Company pursuant to applicable state law, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC Registration Fee	$—
Nasdaq Additional Listing Fee	—
Printing and Engraving	—
Accounting Fees and Expenses *	5,000
Legal Fees and Expenses *	5,000
Transfer Agent Fees *	2,500
Miscellaneous *	5,000
Total*	$17,500

* Estimated

Item 15.   Indemnification of Directors and Officers.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

The Bylaws of the Company provide for the broad indemnification by the directors and officers of the Company and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. The Company also has entered into indemnification contracts with its directors and officers.

The Company maintains a policy of directors and officers liability insurance which reimburses the Company for expenses which it may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where the Company is unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the above, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.   Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation (1)
3.2	Amended and Restated Bylaws (1)
5.1	Opinion of Holland & Knight LLP*
10.1	Tax Allocation Agreement (1)
10.2	Distribution Agreement (1)
10.3	Employee Matters Agreement (1)
10.4	Form of Indemnification Agreement (1)
10.5	CombiMatrix Corporation 2006 Stock Incentive Plan, as amended (2)
10.6	Form of Stock Incentive Plan Agreement (1)
10.7	Settlement Agreement dated September 30, 2002, by and among Acacia Research Corporation, CombiMatrix Corporation, Donald D. Montgomery, Ph.D. and Nanogen, Inc. (1)
10.8	Series A Preferred Stock Purchase Agreement dated October 1, 2004, by and between Leuchemix, Inc. and CombiMatrix Corporation (3)
10.9	Investor Rights Agreement dated October 1, 2004, by and among Leuchemix, Inc., the holders of Common Stock set forth on Exhibit A attached thereto, and CombiMatrix Corporation (3)
10.10	Voting Agreement dated October 1, 2004, by and among Leuchemix, Inc., CombiMatrix Corporation and the holders of the Common Stock set forth on Exhibit A attached thereto (3)
10.11	Right of First Refusal and Co-Sale Agreement dated October 1, 2004, by and among Leuchemix, Inc., the holders of Common Stock and CombiMatrix Corporation (3)
10.12	Sublease Guaranty, dated June 15, 2005 by CombiMatrix Corporation in favor of Accupath Diagnostic Laboratories, Inc., dba U.S. Labs (4)
10.13	Sublease, dated June 15, 2005, by and between Accupath Diagnostics Laboratories, Inc., dba U.S. Labs, and CombiMatrix Molecular Diagnostics, Inc. (4)
10.14	Manufacturing and Supply Agreement with Furuno Electric Company, Ltd., effective July 1, 2006 (5)
10.15	Third Amendment to Lease Agreement, dated February 1, 2007, with Wiredzone Property, L.P., a Delaware limited partnership (1)
10.16	Amendment No. 1 to Lease (6)
10.17	Research and development contract with the U.S. Department of Defense for the development of a CMOS Microarray Platform for Bio and Chemical Threat Agent Detection (7)
23.1	Consent of Peterson Sullivan PLLC
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (reference is made to the signature page of the Registration Statement on Form S-1, filed December 26, 2006).
99.1	Private Letter Ruling (1)

* To be filed by amendment.

(1)	Incorporated by reference to CombiMatrix Corporation’s Registration Statement on Form S-1, filed December 26, 2006 (File No. 333-139679), as amended).
(2)	Incorporated by reference to CombiMatrix Corporation’s Annual Report on Form 10-K, filed March 19, 2008.
(3)	Incorporated by reference to Acacia Research Corporation’s Quarterly Report on Form 10-Q, filed on November 5, 2004.
(4)	Incorporated by reference to Acacia Research Corporation’s Annual Report on Form 10-K, filed on March 16, 2006.
(5)	Incorporated by reference to Acacia Research Corporation’s Quarterly Report on Form 10-Q, filed on November 9, 2006.
(6)	Incorporated by reference to CombiMatrix Corporation’s Current Report on Form 8-K, filed July 7, 2007
(7)	Incorporated by reference to CombiMatrix Corporation’s Current Report on Form 8-K, filed July 31, 2007

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)              To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that,

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this undertaking do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)             That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)             That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(a)               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)              Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)              If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

 (5)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Mukilteo, Washington on April 16, 2008.

CombiMatrix Corporation

By:	/s/ Amit Kumar, Ph.D.
Amit Kumar, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Amit Kumar, Ph.D.	President and Chief Executive Officer	April 16, 2008
	Amit Kumar, Ph.D.	(Principal Executive Officer)

	/s/ Scott Burell	Chief Financial Officer and Secretary	April 16, 2008
	Scott Burell	(Principal Accounting and Financial Officer)

	*	Chairman of the Board of Directors	April 16, 2008
Thomas B. Akin

	*	Director	April 16, 2008
Brooke P. Anderson, Ph.D.

	*	Director	April 16, 2008
Rigdon F. Currie

	*	Director	April 16, 2008
John H. Abeles, M.D.

* By:	/s/ Scott Burell
Scott Burell, as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation (1)
3.2	Amended and Restated Bylaws (1)
5.1	Opinion of Holland & Knight LLP*
10.1	Tax Allocation Agreement (1)
10.2	Distribution Agreement (1)
10.3	Employee Matters Agreement (1)
10.4	Form of Indemnification Agreement (1)
10.5	CombiMatrix Corporation 2006 Stock Incentive Plan, as amended (2)
10.6	Form of Stock Incentive Plan Agreement (1)
10.7	Settlement Agreement dated September 30, 2002, by and among Acacia Research Corporation, CombiMatrix Corporation, Donald D. Montgomery, Ph.D. and Nanogen, Inc. (1)
10.8	Series A Preferred Stock Purchase Agreement dated October 1, 2004, by and between Leuchemix, Inc. and CombiMatrix Corporation (3)
10.9	Investor Rights Agreement dated October 1, 2004, by and among Leuchemix, Inc., the holders of Common Stock set forth on Exhibit A attached thereto, and CombiMatrix Corporation (3)
10.10	Voting Agreement dated October 1, 2004, by and among Leuchemix, Inc., CombiMatrix Corporation and the holders of the Common Stock set forth on Exhibit A attached thereto (3)
10.11	Right of First Refusal and Co-Sale Agreement dated October 1, 2004, by and among Leuchemix, Inc., the holders of Common Stock and CombiMatrix Corporation (3)
10.12	Sublease Guaranty, dated June 15, 2005 by CombiMatrix Corporation in favor of Accupath Diagnostic Laboratories, Inc., dba U.S. Labs (4)
10.13	Sublease, dated June 15, 2005, by and between Accupath Diagnostics Laboratories, Inc., dba U.S. Labs, and CombiMatrix Molecular Diagnostics, Inc. (4)
10.14	Manufacturing and Supply Agreement with Furuno Electric Company, Ltd., effective July 1, 2006 (5)
10.15	Third Amendment to Lease Agreement, dated February 1, 2007, with Wiredzone Property, L.P., a Delaware limited partnership (1)
10.16	Amendment No. 1 to Lease (6)
10.17	Research and development contract with the U.S. Department of Defense for the development of a CMOS Microarray Platform for Bio and Chemical Threat Agent Detection (7)
23.1	Consent of Peterson Sullivan PLLC
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (reference is made to the signature page of the Registration Statement on Form S-1, filed December 26, 2006)
99.1	Private Letter Ruling (1)

* To be filed by amendment.

(1)	Incorporated by reference to CombiMatrix Corporation’s Registration Statement on Form S-1, filed December 26, 2006 (File No. 333-139679), as amended).
(2)	Incorporated by reference to CombiMatrix Corporation’s Annual Report on Form 10-K, filed March 19, 2008.
(3)	Incorporated by reference to Acacia Research Corporation’s Quarterly Report on Form 10-Q, filed on November 5, 2004.
(4)	Incorporated by reference to Acacia Research Corporation’s Annual Report on Form 10-K, filed on March 16, 2006.
(5)	Incorporated by reference to Acacia Research Corporation’s Quarterly Report on Form 10-Q, filed on November 9, 2006.
(6)	Incorporated by reference to CombiMatrix Corporation’s Current Report on Form 8-K, filed July 7, 2007
(7)	Incorporated by reference to CombiMatrix Corporation’s Current Report on Form 8-K, filed July 31, 2007